EXHIBIT 31.4

CERTIFICATION

I, Sanjay Patel, certify that:

1. I have reviewed this Amendment No. 1 to the Quarterly Report on Form 10-Q/A of Pernix Therapeutics Holdings, Inc.;

2. Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

August 19, 2015	/s/ SANJAY S. PATEL
Sanjay S. Patel
Chief Financial Officer (Principal Financial Officer)